                                                                   EXHIBIT 10.62

                                   AGREEMENT

     This AGREEMENT (the "Agreement") is entered into this 21st day of January 1999 between Gordon E. Eubanks, Jr. ("Mr. Eubanks") and Symantec Corporation, a Delaware corporation ("Symantec").

                                    RECITALS

     A. Mr. Eubanks is currently employed by Symantec as its President and Chief Executive Officer and serves as a member of Symantec's Board of Directors.

     B. Mr. Eubanks desires to retire as President and Chief Executive Officer. The Board of Directors desires Mr. Eubanks' assistance in the recruitment of a successor, and in the transition of management of Symantec to the new President and Chief Executive Officer. The terms of this Agreement provide for Mr. Eubanks' retirement from his positions as President and Chief Executive Officer, for the recruitment of a successor President and Chief Executive Officer, and for the transition of management of Symantec to the new President and Chief Executive Officer.

     NOW, THEREFORE, in consideration of the premises and mutual promises herein, the parties agree as follows:

     1. Resignation. Mr. Eubanks hereby tenders his resignation as President, Chief Executive Officer and an employee of Symantec, to become effective upon the earlier of June 30, 1999 or the date a new President and Chief Executive Officer commences employment with Symantec (the "Retirement Date").

     2. Employment Period. Mr. Eubanks' employment as President and Chief Executive Officer of Symantec will continue until the Retirement Date (the "Employment Period"), subject to the provisions of this Agreement. During the Employment Period, Mr. Eubanks will continue to receive (i) his base salary in effect on the date of this Agreement (the "Effective Date"), (ii) a pro rata portion of any bonus that would otherwise be payable for any period ending within the Employment Period and (iii) any other compensation and benefits that would be payable during his employment through the Retirement Date (less applicable withholding). During the Employment Period, Mr. Eubanks will continue to perform his obligations as President and Chief Executive Officer of Symantec consistent with his past service in those positions, and Mr. Eubanks will actively assist Symantec in the recruitment of a new President and Chief Executive Officer.

     3. Consulting Period. Mr. Eubanks and Symantec enter into a consulting agreement on the following terms and conditions:

          (a) Symantec will engage Mr. Eubanks as a consultant for a period of two years following the Retirement Date (the "Consulting Period"). During the Consulting Period,

Symantec will continue to pay Mr. Eubanks a consulting fee equal to Mr. Eubank's current base salary (at the rate of $475,000 per year), payable in 24 monthly installments on the first day of each month, plus a quarterly bonus of 6.25% of Mr. Eubank's current base salary in accordance with Symantec's bonus plan (equal to $30,000 per quarter at 100% of bonus achievement). During the Consulting Period, Mr. Eubanks will make himself available as requested by Symantec's Board of Directors for up to five days per month to assist Symantec and its new President and Chief Executive Officer with any transitional matters on which Symantec reasonably requests Mr. Eubanks' assistance.

     (b) During the Consulting Period, Mr. Eubanks' existing stock options, which are listed on Exhibit A to this Agreement, will continue to vest and remain exercisable in accordance with their original terms during the Consulting Period as though Mr. Eubanks were still employed by Symantec so long as Mr. Eubanks continues to comply with the terms of this Agreement during the Consulting Period. Those stock options, to the extent vested, will remain exercisable by Mr. Eubanks until the end of the Consulting Period and thereafter for a period of 30 days, at which time they will expire if not exercised.

     4. Board Membership. Mr. Eubanks will continue to serve as a member of the Board of Directors of Symantec during the Employment Period and will become Chairman of the Board of Directors on the Retirement Date. If, at any time following the Retirement Date, a majority of the members of the Board of Directors other than Mr. Eubanks requests that Mr. Eubanks resign from the Board of Directors, Mr. Eubanks will immediately resign from the Board of Directors. Following the Retirement Date, so long as Mr. Eubanks continues to serve on the Board of Directors, he will receive stock option grants, director's fees and any other remuneration paid to members of the Board of Directors who are not employees of Symantec.

     5. Benefits. During the Employment Period, Mr. Eubanks will continue to be eligible for health and other employee benefits in accordance with Symantec's employee benefit programs. Following the Retirement Date, Symantec will pay the premiums for Mr. Eubanks' health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent that Mr. Eubanks is eligible for COBRA benefits, until the earlier of (i) 18 months after the Retirement Date or (ii) the date that Mr. Eubanks becomes covered under another employer's group health insurance plan. In addition, during the Consulting Period, Symantec will continue to provide Mr. Eubanks with the use of a leased automobile at Symantec's expense in accordance with its current policies. Mr. Eubanks understands that Mr. Eubanks will not be entitled to any employment or other benefits from Symantec other than those expressly set forth in this Agreement.

     6. Indemnification. To the extent permitted by law, Symantec will continue to provide Mr. Eubanks indemnity, in accordance with the applicable provisions of Symantec's Articles of Incorporation and Bylaws, and any separate indemnification agreement entered into between Mr. Eubanks and Symantec, and cover Mr. Eubanks under any directors and officers liability insurance policy maintained by Symantec for directors and officers, against all expense, liability and loss (including attorney's fees and settlement payments) that Mr. Eubanks may incur by reason of any action, suit or proceeding arising from or relating to his position as an employee, officer or director of Symantec. Mr. Eubanks will cooperate with Symantec in the defense of any such matters.

     7. Release. In exchange for the benefits described in this Agreement, Mr. Eubanks agrees to execute the release attached to this Agreement as Exhibit B (the "Release") on the Retirement Date, so long as Symantec has complied with its obligations under this Agreement.

     8. Press Release. Upon execution of this Agreement, Symantec and Mr. Eubanks will issue a press release announcing Mr. Eubank's intent to resign as President and Chief Executive Officer of Symantec in a form mutually approved by Mr. Eubanks and Symantec. Symantec will not make any public statement or any statement to any third party that is inconsistent with the statements in the press release. In the event of a breach of this covenant, all of Mr. Eubanks' stock options listed on Exhibit A to this Agreement will immediately vest, and Symantec will immediately pay to Mr. Eubanks in a lump sum all monies which would otherwise have been payable to him in 24 monthly installments under Paragraph 3(a) of this Agreement.

     9. Non-disparagement. Symantec agrees to refrain from any disparagement or defamation of Mr. Eubanks in any public statements or any communications with third parties. Mr. Eubanks agrees to refrain from any disparagement or defamation of Symantec or any of its employees, officers, directors or agents in any public statement or statement to third parties.

     10. Employee Confidentiality Agreement. Mr. Eubanks will continue to be bound by the terms and provisions of his Agreement Regarding Proprietary Information and Inventions dated April 13, 1984 between Symantec's predecessor C&E Software, Inc. and Mr. Eubanks (the "Employee Agreement").

     11. Non-competition. During the Employment Period and the Consulting Period, Mr. Eubanks will not serve as an employee of or otherwise provide services to Network Associates, Trend Micro or any other principal competitor of Symantec.

     12. Non-solicitation. During the Employment Period and the Consulting Period, Mr. Eubanks will not solicit or induce any employee of Symantec to terminate employment with Symantec.

     13. No Admission of Liability. Symantec and Mr. Eubanks understand and agree that this Agreement will not be deemed or construed to be an admission by either party of any fault or liability whatsoever to the other party or to any third party.

     14. No Representations. Each party has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement and the Release. Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

     15. Severability. In the event that any one or more of the provisions contained in this Agreement is, for any reason, held to be unenforceable in any respect under any statute or rule of law, such enforceability will not affect any other provision of this Agreement but, with respect only to the jurisdiction holding the provision to be unenforceable, this Agreement will be construed as if such unenforceable provision or provisions had never been contained herein.

     16. Arbitration. Any claim, dispute or controversy arising out of or in any relating to this Agreement or the asserted breach of this Agreement will be submitted by the parties to binding arbitration in Santa Clara County, California, before the Honorable Edward Panelli. If Justice Panelli is unable or unwilling to serve as arbitrator, the arbitrator shall be appointed by the Presiding Judge of the Santa Clara County Superior Court.

     17. Attorneys' Fees. The prevailing party will be entitled to recover from the losing party attorneys' fees and costs incurred in any arbitration or other proceeding brought to enforce any right arising out of this Agreement.

     18. Successors. The provisions of this Agreement will extend and inure to the benefit of, and be binding upon, the respective successors and assigns of Mr. Eubanks and Symantec.

     19. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior negotiations and agreements, whether written or oral, with the exception of Mr. Eubanks' obligations under the Employee Agreement and the parties' respective obligations under any surviving stock option agreements and any surviving indemnification agreements.

     20. No Oral Modification. This Agreement may not be altered or amended except by a written document executed by Symantec and Mr. Eubanks.

     21. Governing Law. This Agreement will, in all respects, be governed by the laws of the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     22. Binding Effect. This Agreement is binding on Mr. Eubanks and Symantec as of the effective date of this Agreement and may be terminated by either party if the other party commits a material breach of this Agreement that is not cured within 15 days of any written notice from the other party of the breach. Upon termination of this Agreement, this Agreement will have no further force or effect and the parties will have all remedies available at law or in equity with respect to the breach of this Agreement and any other claims that either party may have against the other; provided, however, that termination of this Agreement after the Retirement Date will not affect the Release, which will remain in full force and effect with respect to the matters released therein.


SYMANTEC CORPORATION


By: /s/ CARL D. CARMAN                  /s/ GORDON E. EUBANKS, JR.
   ---------------------------          -----------------------------
                                          Gordon E. Eubanks, Jr.

Its:
     -------------------------

                                   EXHIBIT A

                             LIST OF STOCK OPTIONS

Personnel Option Status                             SYMANTEC CORPORATION
                                                    ID: 77-0181864
                                                    10201 Terre Avenue
                                                    Cupertino, California 95014
AS OF 1/12/99

Gordon Eubanks                                      ID: 00124
1221 Padre Lane
P.O. Box 278
Pebble Beach, CA 93953

                Option
Number           Date          Plan         Type           Granted        Price       Exercised

000098           3/17/87        88           ISO            30,000        $ 0.5000      30,000
000542          11/17/88        88           ISO            75,000        $ 1.0000      75,000
000711           3/23/89        DI           NQ            105,000        $ 1.3333     105,000
001020           4/26/90        88           ISO            44,344        $ 9.6250           0
001021           4/26/90        88           NQ             35,656        $ 9.6250           0
001617           1/23/91        88           NQ             66,440        $16.9375           0
001618           1/23/91        88           ISO             3,560        $16,9375           0
006138           4/30/93        88           NQ            127,427        $12.7500           0
006139           4/30/93        88           ISO            13,749        $12.7500           0
006140           4/30/93        88           NQ             50,981        $12.7500           0
006141           4/30/93        88           ISO             7,843        $12.7500           0
010975           1/17/96        88           NQ            150,720        $10.3125           0
010976           1/17/96        88           ISO             9,696        $10.3125           0
010977           1/17/96        88           ISO            14,280        $10,3125           0
012392           1/17/96        88           NQ             45,304        $10,3125           0
017167           3/10/98        96           ISO            10,695        $23.6250           0
017168           3/10/98        96           NQ            139,305        $23.6250           0
                                                           -------                     -------
                                                           930,000                     210,000

                 1/07/99                                   100,000        $21.00

Number          Vested         Cancelled      Unvested      Outstanding      Exercisable
000098           30,000           0                  0               0                0
000542           75,000           0                  0               0                0
000711          105,000           0                  0               0                0
001020           44,344           0                  0          44,344           44,344
001021           35,656           0                  0          35,656           35,656
001617           68,440           0                  0          66,440           66,440
001618            3,560           0                  0           3,560            3,560
006138          127,427           0                  0         127,427          127,427
006139           13,749           0                  0          13,749           13,749
006140           50,981           0                  0          50,981           50,981
006141            7,843           0                  0           7,843            7,843
010975          150,720           0                  0         150,720          150,720
010976            9,696           0                  0           9,696            9,696
010977                0           0             14,280          14,280                0
012392                0           0             45,304          45,304                0
017167                0           0             10,695          10,695                0
017168                0           0            139,305         139,305                0
                -------          --            -------         -------          -------
                720,416           0            209,584         720,000          510,416


Information Currently on File


Tax             Rate%           Broker             Registration            Alternate Address

Federal           28.000                                                   Robertson Stephens & Company
CA-State           6.000                                                   Attn: Anne Hattrup
Social Security    6.200                                                   555 California Street, Ste. 2600
Medicare           1.450                                                   San Francisco, CA 94104
CA SDI             0.500
--                 0.000
--                 0.000

                                   EXHIBIT B

                           GENERAL RELEASE OF CLAIMS

        THIS GENERAL RELEASE OF CLAIMS ("Release") is between Gordon E. Eubanks, Jr. ("Mr. Eubanks") and Symantec Corporation ("Symantec"), a Delaware corporation, in accordance with Section 7 of the Separation Agreement entered into by the parties as of January 21, 1999, (the "Agreement"). Unless otherwise defined herein, the terms defined in the Agreement shall have the same meanings in this Release.

        1. Payment of Salary. The parties acknowledge and agree that, as of the Retirement Date, all salary, and accrued vacation, and any and all other benefits, bonuses or other such sums due Mr. Eubanks have been paid to Mr. Eubanks.

        2.      Release.

                (a) Mr. Eubanks and Symantec, on behalf of themselves and their respective heirs, executors, successors and assigns, hereby fully and forever release each other and their respective heirs, executors, successors, agents, officers and directors, from and agree not to sue concerning, any and all claims, actions, obligations, duties, causes of action, whether now known or unknown, suspected or unsuspected, that either of them may possess based upon or arising out of any matter, cause, fact, thing, act, or omission whatsoever occurring or existing at any time prior to and including the Retirement Date (collectively, the "Released Matters"), including without limitation,

                        (1) any and all claims relating to or arising from Mr. Eubanks' employment relationship with Symantec and the termination of that relationship;

                        (2) any and all claims relating to, or arising from, Mr. Eubanks' right to purchase, or actual purchase of, shares of stock of Symantec, including, without limitation, any claims of fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                        (3) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander, negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion.

                        (4) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income

Security Act of 1974, the Worker Adjustment and Retraining Notification Act, Older Workers Benefit Protection Act, and the California Fair Employment and Housing Act, and Labor Code section 201, et, seq.;

          (5) any and all claims for violation of the federal, or any state, constitution;

          (6) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (7)  any and all claims for attorney's fees and costs; and

          (8) any and all claims either Symantec or Mr. Eubanks may have against the other for any acts by either occurring at any time prior to the execution of this Release.

Each of the parties agrees that the foregoing enumeration of claims released is illustrative, and the claims hereby released are in no way limited by the above recitation of specific claims, it being the intent of the parties to fully and completely release all claims whatsoever in any way relating to the Mr. Eubanks' employment with Symantec and the termination of such employment. This release does not extent to any obligations incurred under the Agreement or the other agreements specified therein as surviving the Retirement Date.

     (b) Mr. Eubanks represents that Mr. Eubanks has no lawsuits, claims or actions pending in Mr. Eubanks' name, or on behalf of any other person or entity, against Symantec or any other person or entity referred to herein. Mr. Eubanks also represents that Mr. Eubanks does not intend to bring any claims on Mr. Eubanks' own behalf against Symantec or any other person or entity referred to herein.

     (c) Mr. Eubanks and Symantec acknowledge that they have been advised by legal counsel and are familiar with Section 1542 of the Civil Code of the State of California, which states:

     A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Symantec and Mr. Eubanks each expressly waives any right or benefit which they have or may have under Section 1542 of the California Civil Code or any similar provision of the statutory or non-statutory law of any other jurisdiction, including Delaware. The parties acknowledge that in the future they may discover claims or facts in addition to or different from those that they now know or believe to exist with respect to the subject matter of this Release, and that each of Mr. Eubanks and Symantec intends to fully, finally, and forever settle all of the Released matters in exchange for the benefits set forth in this Release and in the Agreement. This release will remain in effect as a full and complete release notwithstanding the discovery or existence of any additional claims or facts.

     3. Acknowledgment of Waiver of Claims under ADEA. Mr. Eubanks acknowledges that Mr. Eubanks is waiving and releasing any rights Mr. Eubanks may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Mr. Eubanks and Symantec agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Release, Mr. Eubanks acknowledges that the consideration given for this waiver and release agreement in addition to anything of value to which Mr. Eubanks was already entitled. Mr. Eubanks further acknowledges that Mr. Eubanks has been advised by this writing that:

          (a) Mr. Eubanks should consult with an attorney prior to executing this Release;

          (b) Mr. Eubanks has had at least twenty-one (21) days within which to consider this Release, although Mr. Eubanks may accept the terms of this Release at any time within those 21 days;

          (c) Mr. Eubanks has seven (7) days following the execution of this Release by the parties to revoke this Release; and

          (d) This Release will not be effective until the revocation period has expired.

     4. Voluntary Execution of Agreement. This Release is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

          (a)  they have read this Release;

          (b) they have been represented in the preparation, negotiation, and execution of this Release by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) they understand the terms and consequences of this Release and of the releases it contains;

          (d) they are fully aware of the legal and binding effect of this Release.

MR. EUBANKS HAS CONSULTED WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE AND UNDERSTANDS THAT, BY SIGNING THIS RELEASE, MR. EUBANKS IS GIVING UP ANY LEGAL CLAIMS MR. EUBANKS HAS AGAINST SYMANTEC EXCEPT AS SET FORTH IN THE SEPARATION AGREEMENT. MR. EUBANKS FURTHER ACKNOWLEDGES THAT MR. EUBANKS DOES SO KNOWINGLY,

WILLINGLY, AND VOLUNTARILY IN EXCHANGE FOR THE BENEFITS DESCRIBED IN THE SEPARATION AGREEMENT.


GORDON E. EUBANKS, JR.                  SYMANTEC CORPORATION

                                       By:
-----------------------------              --------------------------------
Signature

Date:                                  Title:
       ----------------------                 ------------------------------

                                       Date:
                                              ----------------------

SYMANTEC CORPORATION CY 1999

PRESIDENT AND CEO VARIABLE COMPENSATION PLAN

This document defines the Variable Compensation Plan for Symantec's President and Chief Executive Officer. The objective for CY 1999 is to achieve planned earnings per share of $1.85 and planned revenue of $768 million. The purpose of this plan is to provide critical focus on these goals and to provide incentive compensation upon their attainment.

PLAN SUMMARY

The Target Bonus for this executive position is 100% of annual base salary.

- Quarterly: The plan includes bonus targets of 12.5% of base salary each quarter (50% of base salary for the full year). There is no additional pay out possible for achieving more than 100% of the quarterly metrics.

- Annual: The annual bonus target is 50% of base salary contingent upon achievement of overall calendar year revenue growth and EPS results. Achieving results greater than "planned performance" can yield an additional 50% upside of base salary.

- Maximum: The maximum bonus potential of the combined plans is 150% of annual base salary.

PLAN GUIDELINES FOR CY 1999

1. The Board of Directors reserves the right to alter or cancel any or all such plan for any reason at any time. Any payments made under this plan are at the sole discretion of the Board of Directors.

2. Participation in the plan for CY 1999 does not guarantee participation in future incentive plans. Plan structures and participation will be determined on a year to year basis and are guidelines only.

3. This plan supersedes any previous incentive or bonus plan that may have been in existence. Those plans are null and void with the issuance of this Plan for CY 1999.

4. Annual base salary reviewed and established at beginning of each calendar year.

5. For participant with less that a full quarter of participation in the plan, the quarterly bonus will be prorated based on the number of weeks of participation.

6. The annual bonus calculation will be based on all eligible base salary earnings for the year.

7. For participant with less that a full year of participation in the plan, the annual bonus will be prorated based on the number of weeks of participation.

8. Plan participant must be regular full-time employee at the end of each quarter in order to participate. A participant who leaves before the end of the calendar year will not receive payment under the annual calculation of the plan.

9. In the event of an acquisition or purchases of products or technology, the Planned Revenue, Revenue Growth, and Earnings per Share numbers will be adjusted to reflect the change and are to be approved by the Compensation Committee of the Board of Directors. One-time charges will be documented clearly and components of the one time charge will be spelled out prior to approval.

10. Payment will be made within two weeks of the financial close of each quarter.



QUARTERLY PLAN COMPONENTS

                          SYMANTEC CORPORATION CY 1999
                  PRESIDENT AND CEO VARIABLE COMPENSATION PLAN

Two metrics determine the bonus payment: 1) quarterly PLANNED TOTAL REVENUE
(PTR) and 2) quarterly EARNINGS PER SHARE (EPS). The performance targets for these metrics are stated below. The weighting of each metric is 50%.

A minimum threshold of 80% of EACH target must be exceeded before the quarterly bonus will be paid for that metric. There is no additional payment for achieving more than 100% of the quarterly target in the Quarterly Plan.

o At 80% of the metric target, 0% of the bonus associated with that metric will be paid.

o Between 80% and 100% of the metric targets, the bonus will be calculated on a LINEAR basis in relation to the percent of the metric achieved.

------------------------------------------------------------------------------------------------------
                      PERFORMANCE BETWEEN 80-100% OF PLAN
------------------------------------------------------------------------------------------------------
% of Metrics   % of Bonus                              % of Metrics   % of Bonus
  Attained       earned       Revenue      EPS           Attained       earned       Revenue     EPS
-------------  ----------     --------   ------        -------------  ----------     --------   ------
                                  Weighting                                              Weighting
                              -----------------                                      -----------------
                                50%       50%                                          50%       50%
------------------------------------------------------------------------------------------------------
     80
------------------------------------------------------------------------------------------------------
     81            5%          2.5%      2.5%               91            55%         27.5%    27.5%
------------------------------------------------------------------------------------------------------
     82           10%          5.0%      5.0%               92            60%         30.0%    30.0%
------------------------------------------------------------------------------------------------------
     83           15%          7.5%      7.5%               93            65%         32.5%    32.5%
------------------------------------------------------------------------------------------------------
     84           20%          10.0%     10.0%              94            70%         35.0%    35.0%
------------------------------------------------------------------------------------------------------
     85           25%          12.5%     12.5%              95            75%         37.5%    37.5%
------------------------------------------------------------------------------------------------------
     86           30%          15.0%     15.5%              96            80%         40.0%    40.0%
------------------------------------------------------------------------------------------------------
     87           35%          17.5%     17.5%              97            85%         42.5%    42.5%
------------------------------------------------------------------------------------------------------
     88           40%          20.0%     20.0%              98            90%         45.0%    45.0%
------------------------------------------------------------------------------------------------------
     89           45%          22.5%     22.5%              99            95%         47.5%    47.5%
------------------------------------------------------------------------------------------------------
     90           50%          25.0%     25.0%             100            100%        50.0%    50.0%
------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------
                                        QUARTER BONUS TARGETS

------------------------------------------------------------------------------------------------------
   ($000's)         MARCH QUARTER       JUNE QUARTER        SEPTEMBER QUARTER        DECEMBER QUARTER
----------------    -------------       ------------        -----------------        ----------------
  PLANNED QTRLY
 REVENUE TARGET
------------------------------------------------------------------------------------------------------
80% Of Threshold
======================================================================================================
   EPS TARGET
------------------------------------------------------------------------------------------------------
80% Of Threshold
------------------------------------------------------------------------------------------------------

ANNUAL PLAN COMPONENTS

                          SYMANTEC CORPORATION CY 1999
                  PRESIDENT AND CEO VARIABLE COMPENSATION PLAN

Two metrics will determine the annual bonus: 1) REVENUE GROWTH and 2) EARNINGS PER SHARE for CY 1999. Attainment of each metric will determine 50% of the annual bonus respectively. In addition, a 50% of base salary upside bonus potential exists for performance greater than 100% of plan in the Annual Plan.

o A threshold of 80% must be exceeded for each respective metric before that metric's portion of the annual bonus will be paid. There is an additional incentive for achieving more than 100% of each metric.

o Between 80% and 100%, 1% performance equals 5% incentive. Between 100% and 130%, the bonus will be calculated on a linear basis in relation to the percent of the metric achieved (1% performance equals 2.5% incentive).

     Performance between 80-100% of Plan                    Performance > 100% of Plan
     -----------------------------------                    --------------------------
% of Metric   % of Bonus     Revenue      EPS      % of Metric   % of Bonus   Revenue     EPS
---------------------------------------------------------------------------------------------
                                 Weighting                                        Weighting
                                 50%       50%                                    50%      50%
                             ----------------                                 ---------------
     80
     81             5%          2.5%     2.5%            101       102.50%     51.25%   51.25%
     82            10%          5.0%     5.0%            102       105.00%     52.50%   52.50%
     83            15%          7.5%     7.5%            103       107.50%     53.75%   53.75%
     84            20%         10.0%    10.0%            104       110.00%     55.00%   55.00%
     85            25%         12.5%    12.5%            105       112.50%     56.25%   56.25%
     86            30%         15.0%    15.0%            106       115.00%     57.50%   57.50%
     87            35%         17.5%    17.5%            107       117.50%     58.75%   58.75%
     88            40%         20.0%    20.0%            108       120.00%     60.00%   60.00%
     89            45%         22.5%    22.5%            109       122.50%     61.25%   61.25%
     90            50%         25.0%    25.0%            110       125.00%     62.50%   62.50%
     91            55%         27.5%    27.5%            111       127.50%     63.75%   63.75%
     92            60%         30.0%    30.0%            112       130.00%     65.00%   65.00%
     93            65%         32.5%    32.5%            113       132.50%     66.25%   66.25%
     94            70%         35.0%    35.0%            114       135.00%     67.50%   67.50%
     95            75%         37.5%    37.5%            115       137.50%     68.75%   68.75%
     96            80%         40.0%    40.0%            116       140.00%     70.00%   70.00%
     97            85%         42.5%    42.5%            117       142.50%     71.25%   71.25%
     98            90%         45.0%    45.0%            118       145.00%     72.50%   72.50%
     99            95%         47.5%    47.5%            119       147.50%     73.75%   73.75%
    100           100%         50.0%    50.0%            120       150.00%     75.00%   75.00%

There is no additional payment for achieving performance greater than 120% in the Annual Plan.